UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 8, 2006 (December 6, 2006)

GENERAL DYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia		22042-4513
(Address of Principal Executive Offices)		(Zip Code)

(703) 876-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 6, 2006, the board of directors (the “Board”) of General Dynamics Corporation (the “Company”) amended Article II, Section 7 of the Company’s bylaws to change the voting standard for the election of directors in uncontested elections from a plurality to a majority voting standard. Under the new majority voting standard, a nominee in an uncontested director election will be elected if the number of votes cast “for” such nominee exceeds the number of votes cast “against” such nominee. In contested director elections, the plurality voting standard will be retained. In order for an incumbent director to become a nominee for further service on the Board, such person must submit an irrevocable resignation. This resignation will become effective upon that person not receiving a majority of the votes cast in an uncontested election and acceptance of that resignation by the Board.

In connection with this amendment of the Company’s bylaws, the Company’s Corporate Governance Guidelines were revised to provide that an incumbent director who fails to receive a majority of the votes cast in an uncontested election will not participate in any Board or committee proceedings regarding whether to accept or reject such director’s resignation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.2	Amended and Restated Bylaws of General Dynamics Corporation (As amended effective December 6, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by
John W. Schwartz
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: December 8, 2006